UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 29, 2003

Generex Biotechnology Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25169	98-0178636

(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

33 Harbor Square, Suite 202, Toronto, Ontario Canada	M5J 2G2

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	416/364-2551

(Former name or former address, if changed since last report)

Item 5.      Other Events.

On January 29, 2003 Peter Levitch and Pankaj Modi, Ph.D. each resigned as a member of the Board of Directors. Mr. Levitch will serve the Company as a consultant in regulatory matters. Dr. Modi will remain as Vice President, Research and Development of the Company in accordance with the terms of his consulting agreement, dated October 1, 1996, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Dated:	February 3, 2003	By:	/s/ Rose Perri

Rose Perri
Chief Operating Officer